Exhibit 99.1

HEARTWARE LIMITED ABN 34 111 970 257
Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Ph: (+61 2) 9238 2064 Fax: (+61 2) 9238 2063 www.heartware.com.au

Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000

30 October 2008
By e-lodgement

HEARTWARE RECEIVES FEDERAL COURT APPROVAL FOR SCHEMES OF ARRANGEMENT

The Federal Court of Australia today ordered that the Schemes of Arrangement (Schemes) between HeartWare Limited (Company) and its shareholders (Share Scheme), optionholders (Option Scheme) and performance rights holders (Performance Rights Scheme) be approved.

The Schemes will become effective once a copy of the Court orders have been lodged with the Australian Securities and Investments Commission, which the Company intends to do tomorrow, 31 October 2008 (Effective Date).

As at the close of business on the Effective Date, the Company’s shares will be suspended from quotation on ASX. The securities of HeartWare International, Inc. are expected to commence trading on a deferred settlement basis on 3 November 2008, being the first business day after the Effective Date.

The record date for determining entitlements to consideration under the Schemes will be 7.00pm on 7 November 2008.

The Schemes are expected to be implemented on 11 November 2008. No further action is required by shareholders, optionholders and performance rights holders of the Company.

Further Information
Any enquiries can be directed to the Company’s information line:
Australia (Toll Free):	1800 707 861	Outside Australia:	+ 61 2 8256 3387

Yours faithfully

David McIntyre
Company Secretary

Forward-Looking Statements

This announcement contains forward-looking statements that are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to redomiciliation in the United States of America. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on our forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

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